3.25(a)
TAHOE HORIZON, LLC
FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
     This First Amendment to Limited Liability Company Operating Agreement (the “Amendment”), is made and entered into as of January 3, 2007, by and among TAHOE HORIZON, LLC, a Delaware limited liability company (the “Company”) WIMAR OPCO, LLC (the “Member”) and WIMAR TAHOE CORPORATION (the “Manager”), who agree as follows:
     1. Recitals. The parties hereto are parties to a Limited Liability Company Operating Agreement dated June 7, 2006 (the “Agreement”). The parties hereto desire to amend the Agreement in accordance with the terms of this Agreement.
     2. Amendment. Section 7 of the Agreement is hereby amended to include the following language:
“A Member’s interest in the Company may be evidenced by a certificate of limited liability company interest issued by the Company. Each such certificate shall set forth the number of Units issued and outstanding and the number of Units issued to the holder of the certificate, as of the date of the certificate, and shall be signed by an officer on behalf of the Company.”

TAHOE HORIZON, LLC
By:	Wimar Tahoe Corporation
Its:	Manager

By:	/s/ WILLIAM J. YUNG
	Name:	WILLIAM J. YUNG
	Title:	PRESIDENT

WIMAR OPCO, LLC
By:	Wimar Tahoe Corporation
Its:	Manager

By:	/s/ WILLIAM J. YUNG
	Name:	WILLIAM J. YUNG
	Title:	PRESIDENT

WIMAR TAHOE CORPORATION
By:	/s/ WILLIAM J. YUNG
	Name:	WILLIAM J. YUNG
	Title:	PRESIDENT